                                                                     EXHIBIT 1.1


                                  $450,000,000

                               TESORO ESCROW CORP.
                           TO BE MERGED WITH AND INTO

                          TESORO PETROLEUM CORPORATION

                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2012

                               PURCHASE AGREEMENT

                                  APRIL 3, 2002

                              LEHMAN BROTHERS INC.
                             ABN AMRO, INCORPORATED
                         BANC ONE CAPITAL MARKETS, INC.
                     CREDIT LYONNAIS SECURITIES (USA), INC.
                            SCOTIA CAPITAL (USA) INC.


                              LEHMAN BROTHERS INC.
                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019


Ladies and Gentlemen:

                  Tesoro Escrow Corp., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Tesoro Petroleum Corporation ("Tesoro"), proposes to sell to you (the "Initial Purchasers") $450,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2012 (the "Notes"). The Initial Purchasers, acting severally and not jointly, propose to purchase the respective principal amounts of Notes set forth on Schedule I hereto. The Notes will be issued pursuant to an Indenture to be dated as of April 9, 2002 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee") and the net proceeds of the offering of the Notes, together with other amounts, will be pledged for the benefit of the holders of the Notes pending consummation of the acquisition of the Golden Eagle refinery and associated retail sites (the "Golden Eagle Acquisition") pursuant to a Pledge and Escrow Agreement to be dated as of April 9, 2002 (the "Escrow Agreement") among the Company, Tesoro and the Trustee, as escrow agent (the "Escrow Agent"). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

                  As used herein, the term "Subsidiary" shall include each entity listed on Schedule III hereto. Immediately prior to the Golden Eagle Acquisition, the Company will merge with and into Tesoro, Tesoro will assume the obligations under the Notes and the Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule II hereto (each as "Guarantor" and collectively the "Guarantors") pursuant to an indenture supplemental to the Indenture in the form and substance of Exhibit G to the Indenture (the "Supplemental Indenture").


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                                                                               2



                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on one or more exemptions therefrom. The Company, Tesoro and the Guarantors have prepared a preliminary offering memorandum, dated March 25, 2002 (the "Preliminary Offering Memorandum"), and will prepare a final offering memorandum (the "Offering Memorandum"), relating to the Notes and the Subsidiary Guarantees. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all documents incorporated therein by reference. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by Tesoro to the Initial Purchasers pursuant to the terms of this Agreement. The Company and Tesoro hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in accordance with Section 3 hereof.

                  On the Closing Date (as defined herein), and as a condition to the obligations of the Initial Purchasers hereunder, Tesoro, the Guarantors and each of the Initial Purchasers will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, each of Tesoro and the Guarantors will agree, among other things, to file with, and use its reasonable best efforts to cause to be declared effective by, the Securities and Exchange Commission (the "Commission") a registration statement with respect to a registered exchange offer under the Securities Act, relating to the offer to exchange the Notes for a like principal amount of debt securities of the Company (the "Exchange Notes") identical in all material respects to the Notes except that the Exchange Notes will have been registered under the Securities Act (the "Exchange Offer").

                  This Agreement, the Indenture, the Notes, the Escrow Agreement, the Supplemental Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY, TESORO AND THE GUARANTORS

                  Each of the Company and Tesoro and each of the Guarantors represents and warrants to, and agrees with, the Initial Purchasers that as of the date hereof:

         (a) The Preliminary Offering Memorandum, as of its date did not, and the Offering Memorandum as of the date hereof does not and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Memorandum made in reliance on and in conformity with information furnished to Tesoro in writing by or on behalf of the Initial Purchasers expressly for use therein.

         (b) Assuming the Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and in this Agreement, (i) the registration under the


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                                                                               3


Securities Act of the Notes or the Subsidiary Guarantees or the qualification of the Indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by the Offering Memorandum or this Agreement and (ii) the initial resales of the Notes by the Initial Purchasers on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

         (c) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum conformed, when such documents became effective or were filed with the Commission, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Offering Memorandum, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum when such documents became effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Offering Memorandum, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Tesoro is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified and registered as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a Material Adverse Effect (as defined below)). Tesoro has an authorized capitalization as set forth under the caption "Capitalization" in the Offering Memorandum. The Company does not (i) have any liabilities, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown,
(ii) engage in any trade or business or have any operations, or (2) have any subsidiaries, except, in the case of clauses (i) and (ii) above, other than as required pursuant to the Indenture, Notes and the Escrow Agreement. On the date hereof, all of the issued and outstanding shares of capital stock of Tesoro have been, and on the Closing Date will be, duly authorized and validly issued and are, and on the Closing Date will be, fully paid and nonassessable. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business, earnings or prospects of Tesoro and the Subsidiaries (as defined below), taken as a whole.

         (e) Schedule III hereto is a complete and accurate schedule of the names of all corporations, partnerships and joint ventures (the "Subsidiaries") which constitute "subsidiaries" of Tesoro, as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act (collectively with the rules and regulations of the Commission under the


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                                                                               4


Exchange Act, the "Rules and Regulations"). Other than the Subsidiaries listed on Schedule III, no corporation, partnership or other entity in which Tesoro has an equity interest constitutes a "subsidiary" as defined in Rule 405 of the Rules and Regulations. Each Guarantor and each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation or formation, as the case may be, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Subsidiary is duly qualified and registered as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration unnecessary, save where the failure to so qualify or be in good standing as a foreign corporation or limited partnership, as the case may be, would not have a Material Adverse Effect.

         (f) All of the issued and outstanding shares of capital stock of each of the Guarantors and each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Tesoro (except for one share of Tesoro Petroleum (Singapore) Pte Ltd.) directly or indirectly, free and clear of any lien, adverse claim, security interest or other encumbrance (a "Lien"), except for Liens arising from the senior secured credit facility described in the Offering Memorandum. All outstanding equity interests in each Subsidiary that is not a corporation have been duly authorized and validly issued and are owned by Tesoro directly or indirectly, free and clear of any Lien, except for Liens arising from the senior secured credit facility described in the Offering Memorandum. Except as disclosed in the Offering Memorandum and as outstanding under employee benefit plans of Tesoro, there are no outstanding subscriptions, rights (preemptive or other), warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of Tesoro or any Subsidiary.

         (g) The Company, Tesoro and the Guarantors have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement, each of the other Operative Documents to which they may be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and the Subsidiary Guarantees as provided herein and therein.

         (h) This Agreement has been duly and validly authorized, executed and delivered by the Company, Tesoro and each of the Guarantors and constitutes a valid and binding agreement of the Company, Tesoro and each of the Guarantors, enforceable against the Company, Tesoro and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

         (i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been validly executed and delivered by the Company, assuming due authorization, delivery and performance by the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such


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                                                                               5


enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equity principles. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

         (j) The Supplemental Indenture has been duly authorized by the Company, Tesoro and the Guarantors, and, when validly executed and delivered by the Company, Tesoro and the Guarantors, assuming due authorization, delivery and performance by the Trustee, the Supplemental Indenture will constitute a valid and binding agreement of the Company, Tesoro and the Guarantors, enforceable against the Company, Tesoro and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equity principles.

         (k) The Notes have been duly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Notes will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equity principles, and entitled to the benefits of the Indenture. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Notes.

         (l) The Registration Rights Agreement has been duly authorized by Tesoro and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by Tesoro and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered by Tesoro and each of the Guarantors, the Registration Rights Agreement will constitute a valid and binding agreement of Tesoro and each of the Guarantors, enforceable against Tesoro and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equity principles and except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Registration Rights Agreement.

         (m) The Escrow Agreement has been duly authorized by the Company and Tesoro and, on the Closing Date, will have been validly executed and delivered by the Company and Tesoro. When the Escrow Agreement has been validly executed and delivered by the Company and Tesoro, assuming due authorization, delivery and performance by the Escrow Agent, the Escrow Agreement will constitute a valid and binding agreement of the Company and Tesoro, enforceable against the Company and Tesoro in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equity principles. The

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                                                                               6



Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Escrow Agreement.

         (n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, Tesoro and each of the Guarantors, compliance by the Company, Tesoro and each of the Guarantors with all the provisions hereof and thereof, the issuance and sale of the Notes by the Company, the issuance of the Subsidiary Guarantees by the Guarantors and the consummation by the Company, Tesoro and the Guarantors of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Tesoro or any Subsidiary is a party or by which Tesoro or any Subsidiary is bound or to which any of the properties or assets of Tesoro or any Subsidiary is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or other organizational documents of Tesoro or any Subsidiary, (iii) will not result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over Tesoro or any Subsidiary or any of their respective properties or assets, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which Tesoro or any Subsidiary is a party or by which Tesoro or any Subsidiary or their respective properties or assets is bound (other than the pledge in favor of the holders of the Notes pursuant to the Escrow Agreement), except in the case of clauses (i), (iii) and (iv) for such conflicts, breaches, defaults, violations or Liens which individually or in the aggregate would not result in a Material Adverse Effect. Except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations (i) as have been obtained, (ii) as may be required under applicable state securities or Blue Sky laws of various jurisdictions in connection with the purchase and distribution of the Notes by the Initial Purchasers, (iii) as set forth in the Registration Rights Agreement or (iv) which the failure to obtain would not result in a Material Adverse Effect, no consent, approval, authorization, or order of or filing, qualification or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the other Operative Documents by the Company, Tesoro and each of the Guarantors, compliance by the Company, Tesoro and each of the Guarantors with all the provisions hereof and thereof, the issuance and sale of the Notes by the Company, the issuance of the Subsidiary Guarantees by the Guarantors and the consummation of the transactions contemplated hereby and thereby.

         (o) Neither Tesoro nor any Subsidiary has sustained, since the date of the latest annual financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Offering Memorandum, except losses or interferences which do not, individually or in the aggregate, have a Material Adverse Effect; since such date, there has not been any material change in the capital stock or other equity interest or long-term debt or short-term debt of Tesoro or any Subsidiaries or any change having a Material Adverse Effect, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of Tesoro and the Subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum; and since such date, except as otherwise disclosed in the Offering Memorandum,

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                                                                               7


Tesoro has not (i) issued or granted any securities, other than pursuant to Tesoro employee benefit plans, or (ii) declared or paid any dividend on its capital stock.

         (p) The historical consolidated financial statements (including the related notes) of Tesoro which appear in and are incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act, and the Rules and Regulations, present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved except as noted therein. The pro forma financial statements which appear in the Preliminary Offering Memorandum and the Offering Memorandum present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the Offering Memorandum; the pro forma financial statements which are incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly in all material respects for the periods presented the historical transactions contemplated by those pro forma financial statements; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations and have been prepared on a basis consistent with the historical consolidated financial statements of Tesoro. The other historical financial and statistical information and operating data of Tesoro which appear in and are incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, historical and pro forma, are in all material respects accurately presented and prepared on a basis consistent with the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum and the books and records of Tesoro. Tesoro is not aware of any facts or circumstances that would lead it to believe that (i) the combined historical financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc., do not give effect to assumptions used in the preparation thereof on a reasonable basis under the circumstances;
(ii) the other historical financial and statistical information and operating data of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included in the Preliminary Offering Memorandum and the Offering Memorandum are not accurately presented and prepared on a basis consistent with the financial statements included in the Prospectus; (iii) the Audited Financial Statements of Golden Eagle Refining and Marketing Assets Business do not give effect to assumptions used in the preparation thereof on a reasonable basis under the circumstances; and (iv) the other historical financial and statistical information and operating data of the Golden Eagle refinery located in Martinez, California and the 70 associated retail sites included in the Preliminary Offering Memorandum and the Offering Memorandum are not accurately presented and prepared on a basis consistent with the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum.

         (q) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company, Tesoro or any Guarantor and any person granting such person the right to require the Company, Tesoro or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company, Tesoro or of such Guarantor, owned or to be owned by such person or to require the Company, Tesoro or such

Guarantor to include such securities with any securities being registered pursuant to any registration statement filed by Tesoro under the Securities Act.

         (r) Deloitte & Touche LLP, who has audited the consolidated financial statements of Tesoro and, to Tesoro's knowledge, Ernst & Young LLP, who has audited the combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. and Arthur Andersen LLP, who has audited the Audited Financial Statements of Golden Eagle Refining and Marketing Assets Business, each of whose reports is included or incorporated by reference in the Offering Memorandum and who have delivered the initial letters referred to in Section 7(f) hereof, are independent public accountants under Rule 101 of the AICPA'S Code of Professional Conduct, and its interpretations and rulings.

         (s) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which Tesoro or any Subsidiary is a party or to which any of their respective properties or assets is subject which
(i) could reasonably be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company, Tesoro and each of the Guarantors of their obligations pursuant to this Agreement or, the other Operative Documents; and to the Company's, Tesoro's and each of the Guarantors' knowledge, no such proceedings are threatened or contemplated by government authorities or threatened by others.

         (t) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of Tesoro listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

         (u) Neither Tesoro nor any of the Subsidiaries or any of its or their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided, however, no representation is made as to the Initial Purchasers or any person acting on their behalf. No securities of the same class as the Notes have been issued and sold by Tesoro within the six-month period immediately prior to the date hereof.

         (v) Neither the Company nor Tesoro nor any of the Subsidiaries nor any of its or their respective affiliates nor any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Notes. Tesoro and each of the Subsidiaries, each of their affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and Tesoro make no representation) has complied and will comply with the offering restriction requirements of Regulation S. To the Company's and Tesoro's knowledge, the sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (w) Tesoro and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Offering Memorandum, subject in each case to such qualifications as may be set forth in the Offering Memorandum and except where the failure to have such permits would not have a Material Adverse Effect; Tesoro and each of the Subsidiaries have fulfilled and performed in all material respects all of its current obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Offering Memorandum and except where the failure so to fulfill or perform or the occurrence of such an event would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to Tesoro and the Subsidiaries, taken as a whole.

         (x) Tesoro and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such permits would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (y) Tesoro and each of the Subsidiaries have good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially adversely affect the value of such property or interfere with the use made and proposed to be made of such property by Tesoro and the Subsidiaries; and all real property, buildings and vessels held under lease by Tesoro and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by Tesoro and the Subsidiaries.

         (z) No labor disturbance by the employees of Tesoro or any of the Subsidiaries exists or, to the knowledge of Tesoro, is imminent which might be expected to have a Material Adverse Effect; except as disclosed in the Offering Memorandum, neither Tesoro nor any of the Subsidiaries is party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against Tesoro or any of the Subsidiaries or, to the best of Tesoro's knowledge, threatened against any of them which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (aa) Tesoro and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no

"reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which Tesoro or any of the Subsidiaries would have any liability; neither Tesoro nor any of the Subsidiaries has incurred and neither do any of them expect to incur liability under (i) title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which Tesoro or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (bb) Tesoro and each of the Subsidiaries have filed, and as of the Closing Date will have filed, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to Tesoro or any of the Subsidiaries which has had (nor does Tesoro have any knowledge of any tax deficiency which, if determined adversely to Tesoro or any of the Subsidiaries, might have) a Material Adverse Effect.

         (cc) Tesoro and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         (dd) Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither Tesoro nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) Tesoro and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of Tesoro, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Tesoro or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Tesoro or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

         (ee) The Company and Tesoro are not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Offering Memorandum and in accordance with the Escrow Agreement will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (ff) The statements set forth in the Offering Memorandum under the captions "Pending Acquisition of the Golden Eagle Assets," "Business--Government Regulation and Legislation," "Description of Other Indebtedness," "Description of the Notes" and "Certain Federal Income Tax Considerations" insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein, matters of law or legal conclusions or federal statutes, laws or regulations, are accurate and fairly present the information required to be shown.

         (gg) Neither Tesoro nor the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action prohibited by Regulation M under the Securities Act.

         (hh) Neither Moody's Investors Service, Inc. nor Standard & Poor's Rating Group, Inc. (i) has imposed (or has informed the Company, Tesoro or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's, Tesoro's or any Guarantor's retaining any rating assigned as of the date hereof to the Company, Tesoro, any Guarantor or any securities of the Company, Tesoro or any Guarantor or (ii) has indicated to the Company, Tesoro or any Guarantor that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company, Tesoro or any Guarantor.

         (ii) None of Tesoro or the Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  The Company and Tesoro acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company, Tesoro and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Each certificate signed by any officer of the Company, Tesoro or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company, Tesoro or such Guarantor to the Initial Purchasers as to the matters covered thereby.

         SECTION 2. PURCHASE OF THE NOTES BY THE INITIAL PURCHASERS

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees to purchase from the Company the aggregate principal amount of the Notes set forth on Schedule I opposite the name of such Initial Purchaser, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 9 hereof, at a purchase price equal to 98.00% of the principal amount of the Notes.

         (b) The Company shall not be obligated to deliver any of the Notes, except upon payment for all of the Notes to be purchased as hereinafter provided.

         SECTION 3. SALE AND RESALE OF THE NOTES BY THE INITIAL PURCHASERS

         (a) You have advised the Company that you propose to offer the Notes for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. You hereby represent and warrant to, and agree with, the Company that you (i) are purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act, and (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes, as part of their initial offering, only to (A) in the case of offers inside the United States, persons whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and (B) in the case of offers outside the United States, persons other than U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S.

         (b) In connection with the transactions described in subsection
(a)(iii)(B) of this Section 3, you have offered and sold the Notes, and will offer and sell the Notes, (i) as part of your distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (as defined herein) (the "Distribution Compliance Period"), only in accordance with Rule 903 of Regulation S. Accordingly, the Initial Purchasers represent and agree that, with respect to the transactions described in subsection (a)(iii)(B) of this Section 3, neither they, nor any of their Affiliates, nor any person acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that they have complied and will comply with the offering restrictions requirements of Regulation S. The Initial Purchasers agree that, at or prior to the confirmation of sale of the Notes pursuant to subsection (a)(iii)(B) of this Section 3, they shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from the Initial Purchasers during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the time of delivery of the Securities, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. The terms used above have the meaning given to them by Regulation S."

         SECTION 4. DELIVERY OF AND PAYMENT FOR THE NOTES

         (a) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. (New York time), on April 9, 2002 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Date").

         (b) On the Closing Date, payment shall be made to the Company in immediately available funds by wire transfer to such account or accounts as the Company shall specify in accordance with the Escrow Agreement prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Notes. Upon delivery, the Notes shall be registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates evidencing the Notes, the Company agrees to make such certificates available for inspection not later than 2:00 P.M. on the business day at least 24 hours prior to the Closing Date.

         SECTION 5. FURTHER AGREEMENTS OF THE COMPANY, TESORO AND THE GUARANTORS

                  Each of the Company and Tesoro and each of the Guarantors further agrees:

         (a) To furnish to you, without charge, during the period referred to in paragraph (c) below, as many copies of the Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

         (b) Prior to making any amendment or supplement to the Offering Memorandum, Tesoro shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to Tesoro after a reasonable period to review, which shall not in any case be longer than three business days after receipt of such copy.

         (c) If, at any time prior to completion of the distribution of the Notes by you to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for Tesoro, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish you without charge such number of copies as you may reasonably request.

         (d) So long as the Notes are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (e) For a period of five years following the date of the Offering Memorandum, to furnish to the Initial Purchasers copies of all materials furnished by Tesoro to its stockholders and all public reports and all reports and financial statements furnished by Tesoro to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

         (f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that the Company and Tesoro shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Notes.

         (g) For a period of 90 days from the Closing Date, not to, directly of indirectly, (A) offer, sell, contract to sell or otherwise dispose of any additional securities of the Company or Tesoro substantially similar to the Notes or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, other than offering and exchanging the Exchange Notes to holders of the Notes in the Exchange Offer, or
(B) enter into any swap or derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Notes, or other securities, in cash or otherwise, in each case, without the prior written consent of Lehman Brothers Inc.

         (h) To use its reasonable best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company (the "DTC").

         (i) Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), not to, and to cause its affiliates (as defined in Rule 501(b) under the Act) not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (j) Not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

         (k) To take such steps as shall be necessary to ensure that neither Tesoro nor any Subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         (l) To comply with the agreements in the Operative Documents.

         (m) To do all things required or necessary to be done or performed under this Agreement prior to the Closing Date and to satisfy the closing conditions set forth in Section 7 hereof.

                  Upon consummation of the Golden Eagle Acquisition, Tesoro agrees to apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum. Immediately prior to the Golden Eagle Acquisition, (1) Tesoro agrees to merge the Company with and into Tesoro in accordance with Section 253 of the Delaware General Corporation Law and to assume all the obligations and covenants of the Company under the Notes and the Indenture in accordance with the provisions of the Supplemental Indenture and (2) the Guarantors agree to guarantee all the obligations and covenants of Tesoro under the Notes and the Indenture in accordance with the provisions of the Supplemental Indenture.

         SECTION 6. EXPENSES

                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company, Tesoro and the Guarantors agree to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company, Tesoro and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company, Tesoro and the Guarantors and accountants of the Company, Tesoro and the Guarantors in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to the resales thereof by the Initial Purchasers, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified; (ii) all costs and expenses related to the delivery of the Notes to the Initial Purchasers and pursuant to the resales thereof by the Initial Purchasers; (iii) all expenses in connection with the registration or qualification of the Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and Canada and all costs of producing any Blue Sky memorandum or Canadian Compliance memorandum in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memorandum relating thereto); (iv) the cost of printing certificates representing the Notes, (v) all expenses and listing fees in connection with the application for quotation of the Notes on PORTAL; (vi) the fees and expenses of the Trustee and Escrow Agent (including fees of counsel) in connection with the Indenture, the Supplemental Indenture, the Escrow Agreement and the Notes; (vii) the costs and expenses of any transfer agent, registrar and/or depositary (including DTC); (viii) any fees charged by rating agencies for the rating of the Notes; (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company, Tesoro and the Guarantors hereunder for which provision is not otherwise made in this Section; provided, however, that except as provided in this Section 6 and in Section 11, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their own counsel, any transfer taxes or other taxes payable thereon, and the expenses of advertising any offering of the Notes made by the Initial Purchasers.

         SECTION 7. CONDITIONS TO THE INITIAL PURCHASERS' OBLIGATIONS

                  The obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company, Tesoro and the Guarantors contained herein, to the performance by the Company, Tesoro and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Initial Purchasers shall not have discovered and disclosed to Tesoro on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which Tesoro and the Initial Purchasers may agree.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonable satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and Tesoro shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) The Initial Purchasers shall have received from Fulbright & Jaworski L.L.P. their written opinion, as counsel to the Company and Tesoro, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B hereto.

         (e) The Initial Purchasers shall have received from James C. Reed, Jr., general counsel of Tesoro, his written opinion, as counsel to Tesoro, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Exhibit C hereto.

         (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from each of Deloitte & Touche LLP, Ernst & Young LLP and Arthur Andersen LLP

(collectively, the "Accountants") letters, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, (i) confirming that they are independent public accountants with respect to Tesoro under Rule 101 of the AICPA'S Code of Professional Conduct, and its interpretations and rulings, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, operating data and other matters ordinarily covered by accountants' "comfort letters" to underwriters, including the financial information contained or incorporated by reference in the Offering Memorandum as identified by you.

         (g) With respect to the letters of the Accountants referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letters"), Tesoro shall have furnished to the Initial Purchasers letters (the "bring-down letters") of such Accountants, addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants with respect to Tesoro under Rule 101 of the AICPA'S Code of Professional Conduct, and its interpretations and rulings, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five business days prior to the date of the bring-down letters), the conclusions and findings of such firm with respect to the financial information, operating data and other matters covered by the respective initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

         (h) Tesoro shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of (i) the Senior Vice President and Chief Financial Officer of Tesoro and (ii) the Vice President and Treasurer of Tesoro stating that:

                  (i) The representations, warranties and agreements of Tesoro in Section 1 are true and correct as of the Closing Date and Tesoro has complied with all its agreements contained herein;

                  (ii) (A) Neither Tesoro nor any of the Subsidiaries has sustained since the date of the latest annual financial statements included in or incorporated by reference into the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum and (B) since such date there has not been any material change in the capital stock, long-term debt or short-term debt of Tesoro or any of the Subsidiaries or any material change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of Tesoro and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum; and

                  (iii) They have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion (A) the Preliminary Offering

         Memorandum and the Offering Memorandum, as of their respective dates did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

         (i) Neither Tesoro nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in or incorporated by reference into the Offering Memorandum (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, (B) since such date there shall not have been any material change in the capital stock, long-term debt or short-term debt of Tesoro or any of its Subsidiaries or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of Tesoro and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

         (j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any written notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's, Tesoro's or Guarantor's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, Inc.

         (k) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts thereof.

         (l) Tesoro, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts thereof.

         (m) The Company, Tesoro and the Escrow Agent shall have entered into the Escrow Agreement and the Initial Purchasers shall have received counterparts thereof. The Company shall have deposited the net proceeds from the sale of the Notes in accordance with the Escrow Agreement.

         (n) The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, their opinion, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and Tesoro shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION

         (a) The Company, Tesoro and each Guarantor, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky application or other document prepared or executed by the Company or Tesoro (or based upon any written information furnished by the Company or Tesoro) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company, Tesoro and the Guarantors shall not be liable in the case of any matter covered by this clause
(iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse that Initial Purchaser and each officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, Tesoro and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, as appropriate, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company or Tesoro by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 8(e); provided, further, that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 8(a) shall not inure to the benefit of such Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned if, to the extent that such sale was an initial sale by such Initial Purchaser and any such loss claim, damage or liability of that Initial

Purchaser is a result of the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to written confirmation of the sale of such Notes to such person and (B) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result (x) of noncompliance by the Company or Tesoro with Section 5(c) hereof or (y) the Company or Tesoro not previously furnishing copies of the Offering Memorandum to such Initial Purchaser on a timely basis to permit the Offering Memorandum to be sent or given to such person at or prior to written confirmation of the sale of such Notes to such person. The foregoing indemnity agreement is in addition to any liability which the Company or Tesoro or any of the Guarantors may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of any Initial Purchaser.

         (b) Each Initial Purchaser, jointly and not severally, shall indemnify and hold harmless the Company, Tesoro and the Guarantors, and their respective directors, officers and each person, if any, who controls Tesoro within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which Tesoro, any such director, officer or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or Tesoro by or on behalf of such Initial Purchaser specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company, Tesoro and the Guarantors and any such director, officer or any such controlling person, for any legal or other expenses reasonably incurred by the Company, Tesoro and the Guarantors or any such director, officer or any controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, Tesoro and the Guarantors or any such director, officer or any controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this
Section 8 if, (i) the employment of such counsel shall have been authorized by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have engaged counsel reasonably promptly to take charge of the defense of such action or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party, and, in that event, the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, further, that in connection with any proceedings or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the legal fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, Tesoro and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Tesoro and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, Tesoro and the Guarantors, on the one hand, and the Initial Purchasers on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Tesoro and the Guarantors, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Solely for the purposes of the preceding two sentences, the net proceeds received by the Company shall be deemed also to be indirectly for the benefit of Tesoro and the Guarantors and the information supplied by the Company and Tesoro shall also be deemed to have been supplied by the Guarantors. The Company, Tesoro, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold and distributed by it was offered to the purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The Initial Purchasers severally confirm and the Company, Tesoro and the Guarantors acknowledge that the statements with respect to the offering and stabilization of the Notes set forth in the eighth full paragraph on page ii, the third, seventh, eighth, tenth and eleventh paragraphs and the fourth sentence of the sixth paragraph in the "Plan of Distribution" section of the Preliminary Offering Memorandum and the Offering Memorandum are correct and constitute the only information furnished in writing to the Company or Tesoro by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         SECTION 9. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS

                  If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the remaining Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth: if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; provided, however, that no non-defaulting Initial Purchaser shall be obligated by this provision to purchase more than 110% of the principal amount of Notes that it agreed to purchase pursuant to the terms of Section 2, or

         (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or Tesoro shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 9.

         SECTION 10. TERMINATION

                  The obligations of the Initial Purchasers hereunder may be terminated by them by notice given to and received by Tesoro prior to delivery of and payment for the Notes if, prior to that time, (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company or Tesoro on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the case of (iii) or (iv), in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

         SECTION 11. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES

                  If the sale of Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 7 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company or Tesoro to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, Tesoro shall reimburse the Initial Purchasers for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Notes, and upon demand Tesoro shall pay the full amount thereof to the Initial Purchasers.

         SECTION 12. NOTICES, ETC.

                  All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: 212-841-6625), with a copy to Simpson Thacher & Bartlett, Attention: Rise B Norman, Esq., 425 Lexington Ave., New York, New York 10017 (Fax: 212-455-2502);

         (b) if to the Company or Tesoro shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company and Tesoro set forth in the Offering Memorandum, Attention: Vice President and Treasurer (Facsimile: 210-283-2080), with a copy to Fulbright & Jaworski L.L.P.,
Attention: Charles L. Strauss, Esq., 1301 McKinney, Suite 5100, Houston, Texas 77010 (Fax: 713-651-5246). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         SECTION 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT

                  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, Tesoro, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company, Tesoro and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers of the Initial Purchasers and the person or persons, if any, who control the Initial Purchasers within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and officers of Tesoro and any person controlling Tesoro within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. SURVIVAL

                  The respective indemnities, representations, warranties and agreements of the Company, Tesoro and the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. DEFINITION OF "BUSINESS DAY"

                  For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 16. GOVERNING LAW

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         SECTION 17. COUNTERPARTS

                  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. HEADINGS.

                  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, Tesoro, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                             Very truly yours,

                             TESORO ESCROW CORP.


                             By: /s/ GREGORY A. WRIGHT
                                 -----------------------------------------------
                                 Name:  Gregory A. Wright
                                 Title: Senior Vice President, Chief Financial
                                        Officer


                             TESORO PETROLEUM CORPORATION


                             By: /s/ GREGORY A. WRIGHT
                                 -----------------------------------------------
                                 Name:  Gregory A. Wright
                                 Title: Senior Vice President, Chief Financial
                                        Officer


                             FAR EAST MARITIME COMPANY
                             GOLD STAR MARITIME COMPANY
                             TESORO FINANCIAL SERVICES HOLDING
                             COMPANY
                             VICTORY FINANCE COMPANY

                             By: /s/ GREGORY A. WRIGHT
                                 -----------------------------------------------
                                 Name:  Gregory A. Wright
                                 Title: Attorney-in-Fact

                             DIGICOMP INC.
                             KENAI PIPE LINE COMPANY
                             SMILEY'S SUPER SERVICE, INC.
                             TESORO ALASKA COMPANY
                             TESORO ALASKA PIPELINE COMPANY
                             TESORO AVIATION COMPANY
                             TESORO GAS RESOURCES COMPANY, INC.
                             TESORO HAWAII CORPORATION
                             TESORO HIGH PLAINS PIPELINE COMPANY

                             TESORO MARINE SERVICES HOLDING COMPANY
                             TESORO MARINE SERVICES, LLC
                             TESORO MARITIME COMPANY
                             TESORO NORTHSTORE COMPANY
                             TESORO PETROLEUM COMPANIES, INC.
                             TESORO REFINING AND MARKETING COMPANY
                             TESORO TECHNOLOGY COMPANY
                             TESORO TRADING COMPANY
                             TESORO VOSTOK COMPANY

                             By: /s/ GREGORY A. WRIGHT
                                 -----------------------------------------------
                                 Name:  Gregory A. Wright
                                 Title: Senior Vice President, Chief Financial
                                        Officer



Accepted:

LEHMAN BROTHERS INC.
ABN AMRO, INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
CREDIT LYONNAIS SECURITIES (USA), INC.
SCOTIA CAPITAL (USA) INC.

By: /s/ EDWARD CONWAY
    ----------------------------------
    (Authorized Representative)
    Edward Conway
    Managing Director

                                   SCHEDULE I

                                                          PRINCIPAL AMOUNT OF
              NAME OF INITIAL PURCHASER                        SECURITIES
              -------------------------                   -------------------

Lehman Brothers Inc................................         $    337,500,000

Banc One Capital Markets, Inc......................               33,750,000

ABN AMRO, Incorporated.............................               26,250,000

Credit Lyonnais Securities (USA), Inc..............               26,250,000

Scotia Capital (USA) Inc...........................               26,250,000

         Total.....................................         $    450,000,000
                                                            ================

                                   SCHEDULE II

                               LIST OF GUARANTORS


Digicomp, Inc., a Delaware corporation

Far East Maritime Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Kenai Pipe Line Company, a Delaware corporation

Smiley's Super Service, Inc., a Hawaii corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Financial Services Holding Company, a Delaware corporation

Tesoro Gas Resources Company, Inc., a Delaware corporation

Tesoro Hawaii Corporation, a Hawaii corporation

Tesoro High Plains Pipeline Company, a Delaware corporation

Tesoro Marine Services Holding Company, a Delaware corporation

Tesoro Marine Services, LLC, a Delaware limited liability company

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Petroleum Companies, Inc., a Delaware corporation

Tesoro Refining and Marketing Company, a Delaware corporation

Tesoro Technology Company, a Delaware corporation

Tesoro Trading Company, a Delaware corporation

Tesoro Vostok Company, a Delaware corporation

Victory Finance Company, a Delaware corporation

                                  SCHEDULE III

                              LIST OF SUBSIDIARIES


Coastwide Marine Services, Inc., a Texas corporation

Digicomp, Inc., a Delaware corporation

Far East Maritime Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Interior Fuels Company, an Alaska corporation

Kenai Pipe Line Company, a Delaware corporation

Smiley's Super Service, Inc., a Hawaii corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Crude Oil Company, a Delaware corporation

Tesoro Environmental Products Company, a Delaware corporation

Tesoro Environmental Resources Company, a Delaware corporation

Tesoro Equipment Company, a Delaware corporation

Tesoro Escrow Corp., a Delaware corporation

Tesoro Financial Services Holding Company, a Delaware corporation

Tesoro Gas Resources Company, Inc., a Delaware corporation

Tesoro Gasoline Marketing Company, a Delaware corporation

Tesoro Geotech Company, a Delaware corporation

Tesoro Hawaii Corporation, a Hawaii corporation

Tesoro High Plains Company, a Delaware corporation

Tesoro High Plains Pipeline Company, a Delaware corporation

Tesoro Indonesia Petroleum Company, a Delaware corporation

Tesoro Latin America Company, a Delaware corporation

Tesoro Marine Services Holding Company, a Delaware corporation

Tesoro Marine Services, LLC, a Delaware limited liability company

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Petroleum Companies, Inc., a Delaware corporation

Tesoro Petroleum (Singapore) Pte Ltd., a Singapore company

Tesoro Pump & Valve Company, a Delaware corporation

Tesoro Refining and Marketing Company, a Delaware corporation

Tesoro South Pacific Petroleum Corporation, a California corporation

Tesoro Technology Company, a Delaware corporation

Tesoro Trading Company, a Delaware corporation

Tesoro Vostok Company, a Delaware corporation

Tesoro Wasatch Company, a Delaware corporation

Victory Finance Company, a Delaware corporation

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.

April 9, 2002



Lehman Brothers Inc.
ABN AMRO, Incorporated
Banc One Capital Markets, Inc.
Credit Lyonnais Securities (USA), Inc.
Scotia Capital (USA) Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

                  We have acted as counsel to Tesoro Escrow Corp., a Delaware corporation (the "Company") and Tesoro Petroleum Corporation, a Delaware corporation ("Tesoro"), in connection with the sale to you of $450,000,000 aggregate principal amount of the Company's 9 5/8% Senior Subordinated Notes due 2012 (the "Notes") pursuant to a Purchase Agreement dated April 3, 2002 (the "Purchase Agreement"), among you, the Company, Tesoro and the Guarantors named therein. Capitalized terms used but not defined herein have the same meanings herein as such terms have in the Purchase Agreement. The opinions expressed herein are being furnished to you at the request of the Company and Tesoro pursuant to Section 7(d) of the Purchase Agreement.

                  We have participated in the preparation of, and have examined, the Offering Memorandum dated April 3, 2002. We have also examined originals or copies of such corporate records, as applicable, of the Company, Tesoro and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company, Tesoro and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company, Tesoro and the Guarantors, certificates and other communications of public officials and on the factual representations of the Company, Tesoro and the Guarantors contained in the Purchase Agreement. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due execution and delivery of the Supplemental Indenture, neither of which events has occurred or will occur on or prior to the delivery of this opinion letter), and the legal capacity of each individual who signed any of those documents.

                  Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  (i) The Indenture constitutes, under the laws of New York, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (ii) When the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Indenture and the Purchase Agreement, the Notes will constitute, under the laws of New York, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  (iii) Upon the execution and delivery of the Supplemental Indenture by all parties thereto on the premises and pursuant to the terms therein expressed, the Supplemental Indenture will constitute, under the laws of New York, a valid and binding agreement of the Company, Tesoro and the Guarantors, enforceable against the Company, Tesoro and the Guarantors in accordance with its terms.

                  (iv) The Registration Rights Agreement constitutes, under the laws of New York, a valid and binding agreement of Tesoro and each of the Guarantors, enforceable against Tesoro and each Guarantor in accordance with its terms.

                  (v) The Escrow Agreement constitutes, under the laws of New York, a valid and binding agreement of the Company and Tesoro, enforceable against the Company and Tesoro in accordance with its terms.

                  (vi) Except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations, as have been obtained under the Securities Act or Exchange Act, and as may be required under applicable state securities or Blue Sky laws, as to which we express no opinion, no consent, approval, authorization, or order of or filing, qualification or registration with, any governmental agency or body is required by any statutory law or regulation as a condition for the execution and delivery of the Purchase Agreement or the other Operative Documents by the Company, Tesoro or any of the Guarantors, or for the performance by the Company, Tesoro or any of the Guarantors of their obligations thereunder.

                  (vii) The Company and Tesoro are not, and after giving effect to the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (viii) The statements set forth in the Offering Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as they refer to statements of law or legal conclusions, are accurate in all material respects and presents fairly the information described therein.

                  (ix) To our knowledge, there are no contracts or other documents that are required to be described in Tesoro's filings under the Exchange Act or filed as exhibits to Tesoro's filings under the Exchange Act that have not been so described or filed.

                  (x) The Offering Memorandum (other than financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act.

                  (xi) Assuming (a) the Notes are not offered to you by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) neither Tesoro nor any affiliate (as such term is defined in Rule 501(b) of Regulation D under the Securities
         Act) of Tesoro has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security that is or could be integrated with the Notes in a manner that would require registration under the Securities Act, then no registration under the Securities Act of the Notes or qualification of the Indenture in respect of the Notes under the Trust Indenture Act is required in connection with the issuance and sale of the Notes in the manner contemplated by the Purchase Agreement.

                  (xii) Assuming the Company and Tesoro use the proceeds as described in the "Use of Proceeds" section of the Offering Memorandum and in accordance with the Escrow Agreement, to our knowledge, neither the Purchase Agreement nor the issuance or sale of the Notes will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
         221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  We have participated in conferences with certain officers and representatives of Tesoro, counsel to the Initial Purchasers, representatives of the independent public accountants of Tesoro, and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as stated in paragraph (viii) above), on the basis of the foregoing (relying as to materiality upon the statements of officers and other representatives of Tesoro), no information has come to our attention that has caused us to believe that the Offering Memorandum as of its date contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we make no comment as to the financial statements, schedules and other financial or statistical data included in the Offering Memorandum.

                  The opinions expressed herein are limited exclusively to the laws of the State of Texas, the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  In rendering the opinions expressed in paragraph (i) and
(iii), we have assumed that the Trustee has power and authority to enter into and perform its obligations under the Indenture and Supplemental Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Supplemental Indenture has been duly authorized by the Trustee and upon its execution and delivery by the Trustee on the premises and pursuant to the terms therein expressed will be duly executed and delivered by the Trustee, and that the Indenture constitutes and the Supplemental Indenture, upon its execution and delivery, will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms of the Indenture and Supplemental Indenture, as applicable.

                  In rendering the opinions expressed in paragraph (vi), we have assumed that the Escrow Agent has power and authority to enter into and perform its obligations under the Escrow Agreement, that the Escrow Agreement has been duly authorized, executed and delivered by the Escrow Agent, and that the Escrow Agreement constitutes the legal, valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in accordance with the terms of the Escrow Agreement.

                  The opinions expressed in paragraphs (i) through (v) hereof are subject to the following:

         (a) The enforceability of the Indenture, the Notes, the Supplemental Indenture, the Registration Rights Agreement and the Escrow Agreement may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         (b) In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements (i) relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party or (ii) purport to establish evidentiary standards or characterizations of rights, liabilities, benefits or property.

         (c) With respect to Section 7.07 of the Indenture, we express no opinion with respect to the enforceability of such section should limitations on the compensation of trustees be enacted in the future.

                  As used herein, the phrase "to our knowledge" or words of similar import means conscious awareness of facts or other information by the lawyers in our firm whom we have identified, in accordance with our customary procedures, as having regularly devoted substantive attention to legal matters on behalf of the Company and Tesoro.

                  The opinions expressed herein are furnished to you for your sole benefit in connection with the transactions contemplated by the Purchase Agreement. The opinions expressed herein may not be relied upon by you for any other purpose and may not be relied upon for any purpose by any other person without our prior written consent, except that the Trustee may rely upon this opinion in connection with those transactions. The opinions expressed herein are as of, and are based on facts and circumstances known to us to exist and law in effect on, the date hereof (and not as of any other date, including, without limitation, the date of the execution and delivery of the Supplemental Indenture), and we make no undertaking to amend or supplement such opinion as facts and circumstances or changes in the law occur that could effect such opinion.


                                                Very truly yours,

                                                                       EXHIBIT C

                          OPINION OF JAMES C. REED, JR.


April 9, 2002



Lehman Brothers Inc.
ABN AMRO, Incorporated
Banc One Capital Markets, Inc.
Credit Lyonnais Securities (USA), Inc.
Scotia Capital (USA) Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

                  Re: Purchase Agreement dated April 3, 2002 (the "Purchase Agreement"), among Tesoro Escrow Corp. (the "Company"), Tesoro Petroleum Corporation ("Tesoro"), the Guarantors named therein, and the Initial Purchasers listed on Schedule I thereto

Ladies and Gentlemen:

                  I am Executive Vice President, General Counsel and Secretary of Tesoro Petroleum Corporation, a Delaware corporation ("Tesoro"). This opinion is delivered to you pursuant to Section 7(e) of the Purchase Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

                  In connection with the opinions hereinafter expressed, I have
(i) examined such corporate documents and records and certificates of public officials and the Offering Memorandum, and (ii) received such information from officers and representatives of Tesoro, the Company and the Guarantors, as I have deemed necessary or appropriate for the purposes of this opinion.

                  In rendering the opinions herein set forth, I have assumed (i) the due authorization, execution and delivery of each Operative Document by all parties to such document other than Tesoro, the Company and the Guarantors and that that each of the Agreement, the Indenture, the Notes, the Escrow Agreement and the Registration Rights Agreement is valid, binding and enforceable against the parties thereto other than Tesoro, the Company and the Guarantors, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to me as originals, and (v) the conformity to original documents of all documents submitted to me as copies. As to various questions of fact material to my opinion, I have relied upon the representations made in the Purchase Agreement.

                  Based upon the following and subject to the qualifications set forth below, I am of the opinion that:

                  (i) Tesoro has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified and the failure to do so would have a Material Adverse Effect and has all corporate power and authority necessary to own and lease its properties and conduct its business as described in the Offering Memorandum.

                  (ii) Each of the Guarantors and the Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified and the failure to do so would have a Material Adverse Effect and has all corporate or other power and authority, as the case may be, necessary to own and lease its properties and conduct its respective business as described in the Offering Memorandum.

                  (iii) All of the outstanding shares of common stock of Tesoro have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (iv) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, to my knowledge, are owned by Tesoro directly, or indirectly through one of the other Subsidiaries, free and clear of any consensual lien, adverse claim, security interest or other encumbrance (a "Lien"), except as described in the Offering Memorandum. All outstanding equity interests in each Subsidiary that is not a corporation have been duly authorized and, to my knowledge, are owned by Tesoro directly, or indirectly through one of the other Subsidiaries, free and clear of any Lien, except as described in the Offering Memorandum. Except as disclosed in the Offering Memorandum and pursuant to Tesoro's employee benefit plans, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of Tesoro or any Subsidiary created or held by Tesoro or any Subsidiary.

                  (v) Except for the Registration Rights Agreement, to my knowledge, there are no contracts, agreements or understandings between Tesoro or any Subsidiary and any person granting such person the right to require Tesoro or such Subsidiary to file a registration statement under the Securities Act with respect to any securities of Tesoro or of such Subsidiary, owned or to be owned by such person or to require Tesoro or such Subsidiary to include such securities with any securities being registered pursuant to any registration statement filed by Tesoro under the Securities Act.

                  (vi) The Purchase Agreement, the Indenture, the Notes and the Escrow Agreement have been duly authorized, executed and delivered by the Company; the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly authorized, executed and delivered by Tesoro; the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors; the execution, delivery and performance of the Supplemental Indenture has been duly authorized by each of the Company, Tesoro and the Guarantors.

                  (vii) The execution and delivery of the Purchase Agreement by Tesoro and each of the Subsidiaries party thereto, and the performance by each of them of their respective obligations thereunder, (a) will not result in a breach of, or default under, any agreement or instrument that was filed as an exhibit to Tesoro's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 or any or other registration statement or report filed by Tesoro since such date, and to which Tesoro or any of the Subsidiaries is a party or by which Tesoro or the Subsidiaries is bound or to which any of the properties of Tesoro or the Subsidiaries is subject, (b) will not violate the provisions of the charter, bylaws or other organizational documents of Tesoro or any Subsidiary or of any applicable statutory law or regulation as the case may be, or (c) will not to my knowledge violate any decree or order of any governmental body or agency or court having jurisdiction over any of them.

                  (viii) To my knowledge, there is no action, suit, legal or governmental proceeding, inquiry or investigation, to which Tesoro or any Subsidiary is a party, or to which the property of any of Tesoro or any Subsidiary is subject, that is required to be described in the Offering Memorandum and is not so described or to be filed as exhibits to the Offering Memorandum that are not described or filed as required and no such action, suit, proceeding, inquiry or investigation is threatened or contemplated.

                  (ix) The documents incorporated by reference in the Offering Memorandum (other than the financial statements, schedules and other financial or statistical data included or incorporated by reference in the Offering Memorandum or omitted therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated by the Commission thereunder, as applicable.

                  The opinions expressed herein are subject to the following qualifications and limitations:

         (a) I am licensed to practice law in the State of Texas, and I am not expert in and express no opinion as to the laws of jurisdictions other than the State of Texas, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America.

         (b) This opinion is delivered to you solely for your use and benefit pursuant to the Purchase Agreement and may not be relied upon in any manner by any other person or entity, except that the Trustee may rely upon this opinion in connection with those transactions.

                                                     Very truly yours,



                                                     James C. Reed, Jr.